Exhibit 99.4

AMKOR TECHNOLOGY, INC.

OFFER FOR ALL OUTSTANDING

7 1/8% SENIOR NOTES DUE 2011

IN EXCHANGE FOR

7 1/8% SENIOR NOTES DUE 2011

THAT HAVE BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED
PURSUANT TO THE PROSPECTUS, DATED                         , 2004

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                         , 2004, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS OF ORIGINAL NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                    , 2004

To Our Clients:

      Enclosed for your consideration is a prospectus, dated                     , 2004, and the related letter of transmittal relating to the exchange offer (the “Exchange Offer”) by Amkor Technology, Inc. (the “Company”) to exchange its 7 1/8% Senior Notes due 2011 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended, for its outstanding 7 1/8% Senior Notes due 2011 (the “Original Notes”), upon the terms and subject to the conditions described in the prospectus and the letter of transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated March 12, 2004, by and between the Company and the initial purchasers referred to therein.

      This material is being forwarded to you as the beneficial owner of the Original Notes held by us for your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

      Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed prospectus and letter of transmittal.

      Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City time, on                     , 2004, unless extended by the Company, which we refer to as the Expiration Date. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

      Your attention is directed to the following:

1.	The Exchange Offer is for any and all Original Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the prospectus in the section captioned “The Exchange Offer — Conditions to the Completion of the Exchange Offer.”

3.	Any transfer taxes incident to the transfer of Original Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the instructions in the letter of transmittal.

4.	The Exchange Offer expires at 5:00 P.M., New York City time, on , 2004, unless extended by the Company.

      If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.

INSTRUCTIONS

      The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer of the Company with respect to the Original Notes.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer all right, title and interest in the Original Notes and to acquire the Exchange Notes, issuable upon the exchange of such Original Notes, and that, when such validly tendered Original Notes are accepted by the Company for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

      By completing, executing and delivering these instructions, the undersigned hereby makes the acknowledgments, representations and warranties referred to above and instructs you to tender the Original Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the prospectus and letter of transmittal.

ORIGINAL NOTES WHICH ARE TO BE TENDERED

Principal Amount Held
Certificate Number(s)	for Account of	Principal Amount to be
(If Available)	Holder(s)	Tendered*

*	Unless otherwise indicated, the entire aggregate principal amount indicated in the box entitled “Principal Amount Held for Account of Holder(s)” will be tendered.

      None of the Original Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original Notes held by us for your account.

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IMPORTANT

PLEASE SIGN HERE

(to be completed by all tendering holders)

      THE COMPLETION, EXECUTION AND TIMELY DELIVERY OF THESE INSTRUCTIONS WILL BE DEEMED TO CONSTITUTE AN INSTRUCTION TO TENDER ORIGINAL NOTES AS INDICATED ABOVE.

Signature(s):

Name(s) (please print):

Address:

Zip Code:

Area Code and Telephone No.:

Tax Identification or Social Security No.:

My Account Number with You:

Date:

Must be signed by the registered holder(s) of the Original Notes exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, or by the person(s) authorized to become registered holder(s) by endorsement and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title next to his or her name above. See Instruction 4 to the letter of transmittal.

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